UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 2, 2023
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 RDU Center Drive, Suite 200
Morrisville, North Carolina 27560
(Address of principal executive offices)
Registrant’s telephone number, including area code: (855) 949-6268

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 2, 2023, NantHealth, Inc. (the “Company”) and certain of the Company’s subsidiaries as guarantors (the “Subsidiary Guarantors,” and together with the Company, the “Obligors”), entered into a credit agreement (the “Credit Agreement”) with Nant Capital, LLC (“Nant Capital”), an affiliate of Dr. Patrick Soon-Shiong, the Company’s CEO, and Highbridge Tactical Credit Master Fund, L.P. and Highbridge Convertible Dislocation Fund, L.P. (collectively, “Highbridge”), as the lenders, GLAS USA, LLC, as administrative agent, and GLAS Americas, LLC, as collateral agent (collectively, “Agent”). The Credit Agreement provides for a senior secured term loan facility in an aggregate principal amount of $22.5 million in a single drawdown made by the Company at closing (the “Term Loan Facility”).

The maturity date of the Term Loan Facility is December 15, 2023 (the “Maturity Date”) and accrues interest at an annual rate of 13% per annum with a 1% original issue discount. The Company’s obligations under the Credit Agreement are guaranteed by the Subsidiary Guarantors and are secured by a security interest in, and lien on, substantially all property (subject to certain exceptions) of the Obligors. The Company will have the right to prepay the Term Loan Facility at any time or from time to time on or after the Existing Convertible Senior Notes Security Date (as defined in the Credit Agreement), subject to a prepayment premium consisting of (i) the excess (if any) of (A) the present value as of such date of all interest that would have accrued on such amount of the Term Loan Facility being prepaid or repaid from such date through the Maturity Date, plus the present value as of such date of the principal amount of such Term Loan Facility being prepaid or repaid, assuming a prepayment or repayment date of the Maturity Date, in each case computed using a discount rate equal to the Treasury Rate (as defined in the Credit Agreement) plus 50 basis points over (B) the principal amount of such Term Loan Facility being prepaid or repaid and (ii) a prepayment fee in an amount equal to 1.0% of the principal balance of the Term Loan Facility being repaid or prepaid.

The Credit Agreement includes conditions precedent, representations and warranties, affirmative and negative covenants and post-closing conditions customary for financings of this type and size, such as, among other things, limitations on indebtedness, a minimum liquidity requirement of cash and cash equivalents of not less than $5 million at any time, liens, fundamental changes, asset sales, investments and other matters customarily restricted in such agreements. The Credit Agreement also contains customary events of default, after which the Term Loan Facility may be due and payable immediately, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, judgments against the Company and its subsidiaries, change in control and lien priority. In addition, the Credit Agreement contains certain post-closing conditions requiring, among other things, that the Company use its commercially reasonable efforts to sell certain businesses of the Company.

Concurrently with the execution of, and pursuant to, the Credit Agreement, the Company also entered into (1) a subordination agreement (the “Subordination Agreement”) with Nant Capital and Airstrip Technologies, Inc. (collectively, the “Affiliated Lenders”), who are holders of certain affiliated debt of the Company, and (2) a letter agreement (the “Letter Agreement”) with certain entities affiliated with Highbridge and Nant Capital, who are holders of the Company’s 4.50% Convertible Senior Notes due 2026 (the “2026 Notes”) issued pursuant to the Indenture, dated as of April 27, 2021, by and among the Company, NaviNet, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (the “Indenture”). The Subordination Agreement provides, among other things, that any payment of principal of, premium, if any, or interest on certain subordinated debt held by the Affiliated Lenders shall be subordinated and subject in right of payment to the prior payment of the full Term Loan Facility, whether outstanding as of the date hereof or thereafter incurred. The Letter Agreement provides that, among other things, (1) the holders of the 2026 Notes shall waive compliance with certain provisions of the Indenture, including, but not limited to, restrictions on borrowings from an affiliate lender of the Company and any current or future Default or Event of Default (as each term is defined in the Indenture) pursuant to any breach of Section 4.10 of the Indenture arising from any borrowing made by the affiliated lender to the Company, each such waiver is solely in connection with the Term Loan Facility, (2) prohibit the holders of the 2026 Notes from exercising any right to require the Company to repurchase any or all of the 2026 Notes upon the occurrence of a Fundamental Change (as defined in the Indenture) solely in connection with the Company’s common stock being delisted from the Nasdaq Global Select Market or similar securities exchange for a period beginning on the Closing Date (as defined in the Credit Agreement) and ending on the date that is five (5) months after the Closing Date, and (3) restricting the holders of the 2026 Notes from disposing of or otherwise transferring the 2026 Notes to any person other than an affiliate of such holder, until the approval of the Indenture Consent (as defined in the Letter Agreement).

The proceeds from the Term Loan Facility will be used by the Company to fund working capital needs, expenditures and general corporate purposes of the Company, in all cases subject to the terms of the Credit Agreement.

A Special Committee of the Company’s Board of Directors, consisting of disinterested independent directors, undertook a thorough review of the Credit Agreement, Term Loan Facility and related agreements arising from the transaction, and unanimously recommended that the Company proceed with the transaction.

The descriptions of the Credit Agreement, the Subordination Agreement and the Letter Agreement are not complete and are qualified in their entirety by reference to the Credit Agreement, Subordination Agreement and Letter Agreement, respectively, which will be filed as exhibits in a subsequent periodic report of the Company to be filed under the Securities Exchange Act of 1934, as amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01	Other Events.

On March 6, 2023, the Company issued a press release announcing the entry into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements:

In addition to historical information, this Current Report on Form 8-K contains or may imply forward-looking statements within the meaning of the federal securities laws, such as any implication regarding the Company’s ability to comply with the restrictions imposed by the Credit Agreement and other financing arrangements and expectations for the Company after closing of the Term Loan Facility. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek" and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this Current Report on Form 8-K. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the possibility that the conditions under the Credit Agreement are not satisfied, including for reasons outside the Company’s control, general economic conditions, including inflation, recession, unemployment levels, spending patterns, credit availability and debt levels, more stringent or costly payment terms and/or the decision by a significant number of vendors not to provide services to the Company on a timely basis or at all, the ability to monetize the Company’s assets on acceptable terms, the ability to implement the Company’s strategic plan, including any potential restructuring initiatives, customer acceptance of the Company’s strategies, the Company’s ability to attract, motivate and retain key executives and other employees, the impact of cost reduction initiatives if implemented, the Company’s ability to generate or maintain liquidity, the Company’s shares are delisted from the Nasdaq Global Select Market, potential litigation relating to the Credit Agreement, risks relating to the substantial costs and diversion of personnel’s attention and resources due to these matters and other factors discussed in greater detail in the sections titled "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law. New factors emerge from time to time, and it is not possible for us to predict all such factors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated March 6, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	March 6, 2023	By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer